As filed with the Securities and Exchange Commission on February 26, 2014

Registration No. 333-94371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Performance Technologies, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	16-1158413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard

Rochester, New York 14623

(585) 256-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey M. Snider

Secretary

Performance Technologies, Incorporated

140 Canal View Boulevard

Rochester, New York 14623

(585) 256-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jay Bothwick

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6526

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post−Effective Amendment No. 1 to Form S−3 relates to the Registration Statement on Form S−3 (File No. 333-94371), filed with the Securities and Exchange Commission on January 11, 2000, as amended on January 28, 2000 (the “Registration Statement”) by Performance Technologies, Incorporated, a Delaware corporation (“PT”). The Registration Statement registered 2,165,732 shares of PT’s common stock, par value $0.01 per share (the “Shares”).

On December 12, 2013, PT entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonus Networks, Inc., a Delaware corporation (“Sonus”), and Purple Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Sonus (the “Merger Sub”). Pursuant to the Merger Agreement, on February 19, 2014, the Merger Sub was merged with and into PT with PT continuing as the surviving corporation and as a wholly owned subsidiary of Sonus (the “Merger”).

In connection with the Merger, PT has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, by means of this Post-Effective Amendment No. 1, PT hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by PT in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, removes from registration all remaining Shares under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 26th day of February, 2014.

PERFORMANCE TECHNOLOGIES, INCORPORATED

By: /s/ Jeffrey M. Snider______________________
Name: Jeffrey M. Snider
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Greenquist	Chief Executive Officer, President and Treasurer	February 26, 2014
Mark T. Greenquist	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Jeffrey M. Snider	Secretary and Director	February 26, 2014
Jeffrey M. Snider